Exhibit 99.1

Calumet Completes Offering of $150 Million of Additional 9.75% Senior Notes due 2031

INDIANAPOLIS, March 17, 2026 /PRNewswire/ — Calumet, Inc. (NASDAQ: CLMT) (the “Company” or “Calumet”) today announced that its wholly owned subsidiaries, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (together with the Partnership, the “Issuers”), closed their private placement (the “Offering”) under Rule 144A and Regulation S under the Securities Act of 1933, as amended, of $150 million in aggregate principal amount of 9.75% Senior Notes due 2031 (the “Additional Notes”). The Additional Notes were issued at 105% of par, plus accrued interest from January 12, 2026, for net proceeds of approximately $154.9 million, after deducting the initial purchasers’ discount, estimated offering expenses and accrued interest.

As previously announced, Calumet intends to use the net proceeds from the Offering to repay outstanding borrowings under its revolving credit facility immediately. The Additional Notes constitute a further issuance of the Issuers’ 9.75% Senior Notes due 2031, of which $405 million in aggregate principal amount were issued on January 12, 2026 (the “Existing Notes”). The Additional Notes form a single series with, and have the same terms (other than the initial offering price) as, the Existing Notes.

“Following our strong financial and operational performance in 2025, our priorities remain clear: continue to generate strong cash flow in a favorable margin environment while unlocking additional value at Montana Renewables as we advance our MaxSAF® 150 expansion,” said David Lunin, CFO. “This transaction builds on the success of our notes issuance earlier this year, with proceeds used to immediately reduce our revolver, providing ample flexibility in what’s expected to continue as a volatile and highly profitable commodity environment. Ultimately, we expect to use the additional liquidity provided by this offering to reduce our 2028 notes when the call premium steps down in July.”

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding the use of proceeds from the Offering. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in the latest Annual Report on Form 10-K of the Company and other filings with the SEC by the Company. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

SOURCE Calumet, Inc.

For further information: Investors: John Kompa 317-957-5237; Public Relations: Media Oakes 317-957-5319

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